Exhibit 99.1

            Staples, Inc. Reports Record Third Quarter Performance;
                      Company Sales Increased 11 Percent;
                      Earnings Per Share Rose 14 Percent;
         North American Retail Comparable Sales Increased Three Percent

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 15, 2005--Staples, Inc. (Nasdaq:
SPLS) announced today the results for its third quarter ended October 29, 2005. Total company sales grew to $4.25 billion, an increase of 11 percent versus $3.83 billion for the same quarter of the prior year. Net income rose 14 percent year-over-year to $238 million, and earnings per share, on a diluted basis, increased 14 percent to $0.32, from the $0.28 achieved in the third quarter of 2004.
     "Our associates once again drove industry leading sales and profits," said Ron Sargent, Staples' chairman and chief executive officer. "Our commitment to make it easy for our customers continues to fuel market share gains."

     Highlights for the third quarter include:

     -- North American Retail sales were $2.45 billion, up nine percent. Same store comparable sales increased three percent year-over-year, with strong performance in copy center, networking, digital cameras and accessories, portable computers, and peripherals.

     -- North American Delivery increased revenues by 18 percent to $1.29 billion.

     -- Sales in the company's International business rose four percent, or five percent in local currency, but declined two percent excluding benefits from acquisitions and the negative impact of foreign currency exchange.

     -- Total company operating income increased 16 basis points to 8.8 percent of sales, with North American Retail and North American Delivery both achieving record third quarter performance with operating income rising to 10 percent of sales.

     --   Inventory turns increased 17 basis points to 5.66 times.

     -- Staples opened 18 new stores in the US and 11 stores in Canada. In Europe, Staples added a total of three new stores with one opening in the UK, the Netherlands and Portugal. The company now operates 1,748 stores worldwide.

     -- The company generated $465 million in free cash flow during the first three quarters of the year.

     Outlook

     For the fourth quarter of 2005, Staples expects to achieve earnings per share growth in line with average analyst estimates. Staples expects to achieve approximately 10 percent sales growth for the total company. For North American Retail, the company expects a low single digit comparable sales increase. In the North American Delivery business, the company expects sales growth in the mid teens, and for the International business, Staples expects flat sales performance.
     Looking ahead to 2006, Staples expects revenues to grow in the low double digits, and expects to achieve earnings per share growth in the range of 15 to 20 percent, including a 53rd week in fiscal 2006 and the adjustment for stock option expense in 2005 and 2006. The company will expense stock options beginning in the first quarter of 2006, and restate earnings for 2005 to reflect the impact of stock option expense, which is expected to reduce 2005 earnings per share by $0.06 to $0.07, on a diluted basis. Stock option expense is expected to impact earnings per share by $0.07 to $0.08, on a diluted basis, in 2006. As a result of expensing stock options, earnings per share for 2006 are expected to be in the range of $1.20 to $1.26, on a diluted basis.

     About Staples

     Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 65,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2004 sales of $14.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,750 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

     Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended October 29, 2005, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

     Financial information follows.


                       STAPLES, INC. AND SUBSIDIARIES
                         Consolidated Balance Sheets
              (Dollar Amounts in Thousands, Except Share Data)


                                               October 29,
                                                  2005     January 29,
                                               (Unaudited)    2005
                                               ----------- -----------
ASSETS
Current assets:
  Cash and cash equivalents                      $770,270    $997,310
  Short-term investments                          558,858     472,231
  Receivables, net                                568,430     485,126
  Merchandise inventories, net                  1,708,701   1,602,530
  Deferred income tax asset                       115,153      86,041
  Prepaid expenses and other current assets       132,994     138,374
                                               ----------- -----------
      Total current assets                      3,854,406   3,781,612

Property and equipment:
  Land and buildings                              684,987     649,175
  Leasehold improvements                          842,310     762,946
  Equipment                                     1,250,050   1,140,234
  Furniture and fixtures                          646,360     597,293
                                               ----------- -----------
      Total property and equipment              3,423,707   3,149,648
  Less accumulated depreciation and
   amortization                                 1,762,144   1,548,774
                                               ----------- -----------
      Net property and equipment                1,661,563   1,600,874

  Lease acquisition costs, net of accumulated
   amortization                                    35,838      38,400
  Intangible assets, net of accumulated
   amortization                                   232,263     222,520
  Goodwill                                      1,383,424   1,321,464
  Other assets                                     89,129     106,578
                                               ----------- -----------
      Total assets                             $7,256,623  $7,071,448
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $1,365,968  $1,241,433
  Accrued expenses and other current
   liabilities                                    947,223     954,184
  Debt maturing within one year                     1,352       1,244
                                               ----------- -----------
      Total current liabilities                 2,314,543   2,196,861

Long-term debt                                    526,455     557,927
Deferred income tax liability                      22,616      23,314
Other long-term obligations                       223,636     178,150

Minority interest                                   4,288           -

Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000
   shares authorized; no shares issued                  -           -
  Common stock, $.0006 par value,
   2,100,000,000 shares authorized; issued
   823,548,329 shares at October 29, 2005 and
   813,049,136 shares at January 29, 2005             494         488
  Additional paid-in capital                    2,426,414   2,254,947
  Cumulative foreign currency translation
   adjustments                                     76,039     114,427
  Retained earnings                             3,239,188   2,818,163
  Less: Treasury stock at cost - 92,315,397
   shares at October 29, 2005, and 68,547,587
   shares at January 29, 2005                  (1,577,050) (1,072,829)
                                               ----------- -----------
      Total stockholders' equity                4,165,085   4,115,196
                                               ----------- -----------
      Total liabilities, minority interest and
       stockholders' equity                    $7,256,623  $7,071,448
                                               =========== ===========



                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)

                        13 Weeks Ended            39 Weeks Ended
                    -----------------------  -------------------------
                    October 29, October 30,  October 29,  October 30,
                       2005        2004         2005         2004
                    ----------- -----------  ------------ ------------

Sales               $4,245,519  $3,830,466   $11,616,535  $10,371,873
Cost of goods sold
 and occupancy
 costs               3,024,061   2,734,250     8,342,472    7,469,347
                    ----------- -----------  ------------ ------------
    Gross profit     1,221,458   1,096,216     3,274,063    2,902,526

Operating and other
 expenses:
  Operating and
   selling             687,494     608,426     1,934,128    1,729,657
  General and
   administrative      156,262     153,748       471,831      436,734
  Amortization of
   intangibles           3,178       2,297        10,021        6,147
                    ----------- -----------  ------------ ------------
    Total operating
      expenses         846,934     764,471     2,415,980    2,172,538
                    ----------- -----------  ------------ ------------

Operating income       374,524     331,745       858,083      729,988

Other income
 (expense):
  Interest income       15,928       8,811        40,719       19,206
  Interest expense     (14,916)    (10,777)      (39,955)     (27,977)
  Miscellaneous
   expense                (927)       (856)       (1,086)      (1,431)
                   ------------ -----------  ------------ ------------
   Income before
    income taxes
    and minority
    interest           374,609     328,923       857,761      719,786
Income tax expense     136,732     120,057       313,083      262,722
                    ----------- -----------  ------------ ------------
   Income before
    minority
    interest           237,877     208,866       544,678      457,064
Minority interest           53           -           251            -
                    ----------- -----------  ------------ ------------
    Net income        $237,824    $208,866      $544,427     $457,064
                    =========== ===========  ============ ============


Earnings Per Share:

     Basic earnings
      per common
      share              $0.33       $0.28         $0.74        $0.62
                    =========== ===========  ============ ============

     Diluted
      earnings per
      common share       $0.32       $0.28         $0.73        $0.60
                    =========== ===========  ============ ============

Dividends declared
 per common share           $-          $-         $0.17        $0.13
                    =========== ===========  ============ ============



                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)
                             (Unaudited)

                                                   39 Weeks Ended
                                               -----------------------
                                               October 29, October 30,
                                                  2005        2004
                                               ----------- -----------
Operating Activities:
 Net income                                      $544,427    $457,064
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                  223,429     206,381
   Deferred tax (expense) benefit                 (24,738)      4,841
   Other                                           40,600      39,437
   Changes in assets and liabilities:
     Increase in receivables                      (73,434)    (49,656)
     Increase in merchandise inventories         (106,333)   (103,004)
     Increase in prepaid expenses and other
      assets                                       (5,323)     (9,876)
     Increase in accounts payable                 120,804     242,056
     Increase in accrued expenses and other
      liabilities                                  18,381      39,282
     Increase in other long-term obligations       16,082       5,087
                                               ----------- -----------
Net cash provided by operating activities         753,895     831,612

Investing Activities:
 Acquisition of property and equipment           (289,338)   (200,662)
 Acquisition of businesses, net of cash
  acquired                                        (40,560)    (86,390)
 Increase in investment, net of cash acquired     (16,636)     (9,650)
 Purchase of short-term investments            (6,037,124) (8,263,263)
 Proceeds from the sale of short-term
  investments                                   5,950,498   8,668,722
                                               ----------- -----------
Net cash (used in) provided by investing
 activities                                      (433,160)    108,757

Financing Activities:
 Proceeds from the exercise of stock options
  and the sale of stock under employee stock
 purchase plans                                   102,929     148,031
 Payments on borrowings                           (18,850)     (3,216)
 Cash dividends paid                             (123,402)    (99,527)
 Purchase of treasury stock, net                 (504,221)   (344,711)
                                               ----------- -----------
Net cash used in financing activities            (543,544)   (299,423)

Effect of exchange rate changes on cash and
 cash equivalents                                  (4,231)     15,081

Net (decrease) increase in cash and cash
 equivalents                                     (227,040)    656,027
Cash and cash equivalents at beginning of
 period                                           997,310     457,465
                                               ----------- -----------
Cash and cash equivalents at end of period       $770,270  $1,113,492
                                               =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)


                           (Unaudited)              (Unaudited)
                         13 Weeks Ended           39 Weeks Ended
                     ----------------------- -------------------------
                     October 29, October 30, October 29,  October 30,
                        2005        2004        2005         2004
                     ----------- ----------- ------------ ------------

Sales:
North American
 Retail              $2,450,926  $2,254,749   $6,468,839   $5,937,640
North American
 Delivery             1,285,905   1,086,820    3,617,436    3,074,274
International
 Operations             508,688     488,897    1,530,260    1,359,959
                     ----------- ----------- ------------ ------------
  Total sales        $4,245,519  $3,830,466  $11,616,535  $10,371,873
                     =========== =========== ============ ============

Business Unit
 Income:
North American
 Retail                $245,265    $220,883     $527,975     $423,205
North American
 Delivery               128,669      99,270      338,627      260,656
International
 Operations                 590      11,592       (8,519)      46,127
                     ----------- ----------- ------------ ------------
  Total business
   unit income         $374,524    $331,745     $858,083     $729,988
Interest and other
 expense, net                85      (2,822)        (322)     (10,202)
                     ----------- ----------- ------------ ------------
  Income before
   income taxes        $374,609    $328,923     $857,761     $719,786
                     =========== =========== ============ ============


     CONTACT: Staples, Inc.
              Media Contact:
              Paul Capelli/Deborah Hohler, 508-253-8530/8509 or
              Investor Contact:
              Laurel Lefebvre/Katie Sullivan, 508-253-4080/0879